Exhibit 99.1

Contact:	J. Bradley Scovill
Senior Executive Vice President and Chief Financial Officer
717-581-6030

November 19, 2002

FOR IMMEDIATE RELEASE

Sterling Financial Corporation Declares a Cash Dividend

LANCASTER, PA – Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced that a $0.17 per share cash dividend was declared on November 19, 2002. This dividend is payable on January 2, 2003 to shareholders of record December 13, 2002.

The $0.17 third quarter dividend represents a 6.3% increase over the $0.16 dividend per share paid in January 2002.

Sterling Financial Corporation is a multi-bank financial holding company that operates 51 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East and Bank of Lebanon County. Sterling Financial Corporation also consists of a family of financial services organizations, which includes Town & Country Leasing LLC, Lancaster Insurance Group, LLC, Equipment Finance, Inc. As of September 30, 2002, total assets of Sterling Financial Corporation exceeded $2.1 billion. Sterling Financial Corporation also owns Sterling Financial Trust Company, which manages nearly $1 billion in assets.